UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 28, 2006
(Date of earliest event reported)
ORIGEN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File No. 000-50721	20-0145649
(State of incorporation)		(IRS Employer I.D. No.)
27777 Franklin Road
Suite 1700
Southfield, Michigan 48034
(Address of principal executive offices)
(248) 746-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement dated December 28, 2006
Employment Agreement dated December 28, 2006
Employment Agreement dated December 28, 2006

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(e) On December 28, 2006, Origen Financial, Inc. and its primary operating subsidiary Origen Financial L.L.C. (collectively, “Origen”) entered into employment agreements with each of W. Anderson Geater, Jr., Origen’s Chief Financial Officer; J. Peter Scherer, Origen’s President and Head of Operations; and Mark Landschulz, Origen’s Executive Vice President, Portfolio Management. The effective date of each employment agreement is October 8, 2006, which is the date the previous employment agreement of each executive expired. The following brief description of the employment agreements is qualified in its entirety by reference to the full text of the agreements, copies of which are attached to this Report as Exhibits 10.1, 10.2 and 10.3.
     Each executive’s employment agreement is for an initial three-year term ending October 8, 2009 and is automatically renewable for successive one-year terms thereafter unless either party timely terminates the agreement. Mr. Geater’s employment agreement provides for an annual base salary of $262,500 in the first year, $275,000 in the second year, and $300,000 in the third year. Each of Mr. Scherer’s and Mr. Landschulz’s employment agreement provides for an annual base salary of $250,000 in the first year, $275,000 in the second year, and $300,000 in the third year. If an executive’s employment agreement is automatically renewed beyond the initial three-year term, his base salary will increase by 5% during each successive one-year term. In addition to his base salary, each executive is entitled to annual incentive compensation of up to 100% of his then current base salary if he satisfies certain individual and company performance criteria established from time to time by Origen’s board of directors.
     In connection with the execution of the employment agreement, Origen Financial, Inc. issued Mr. Geater 30,000 restricted shares of common stock and issued each of Mr. Scherer and Mr. Landschulz 25,000 restricted shares of common stock. Each executive’s shares vest in five equal annual installments of 6,000 shares (in Mr. Geater’s case) or 5,000 shares (in Mr. Scherer’s and Mr. Landschulz’s cases) on each of October 8, 2007, 2008, 2009, 2010 and 2011.
     Under their respective employment agreements, each of Mr. Geater, Mr. Scherer and Mr. Landschulz will be entitled to the following severance compensation:
     (A) if the employment agreement is terminated by Origen without cause or by the executive for good reason, (i) Origen will pay the executive an amount equal to his then-current base salary, (ii) Origen will continue to provide health care coverage and other benefits for which the executive continues to be eligible under Origen’s benefits plans for the applicable Severance Period (as defined below), provided that Origen’s obligation to provide the benefits described in this clause (ii) will terminate to the extent that a subsequent employer provides similar coverage, and (iii) the vesting of all of the executive’s unvested options and shares of restricted stock will be accelerated;
     (B) if the executive dies or becomes disabled, (i) Origen will pay the executive an amount equal to his then-current base salary, (ii) Origen will continue to provide health care coverage and other benefits for the same period and on the same terms as described in clause (A)(ii) above, and (iii) the vesting of all of the executive’s unvested options and shares of restricted stock will be accelerated; and
     (C) if the executive’s employment is terminated because Origen does not renew the term of the employment agreement at the end of its initial term or any subsequent renewal term, (i) Origen will pay the executive an amount equal to his then-current base salary, and (ii) the vesting of all of the executive’s unvested options and shares of restricted stock will be accelerated.

     The “Severance Period” means 24 months with respect to Mr. Geater and 18 months with respect to each of Mr. Scherer and Mr. Landschulz.
     If payable, the severance payment will be in addition to any non-compete payment or change of control payment described below to which the executive is entitled.
     The non-competition provision of each executive’s employment agreement generally precludes the executive from engaging, directly or indirectly in the United States or Canada in the manufactured housing finance business or any ancillary business of Origen during the term of his employment with Origen and for a period of 18 months following the period he is employed by Origen, subject to certain conditions and exceptions. Each executive will also be prohibited from soliciting the employment of any of Origen’s other employees and diverting any business from Origen for a period of up to 18 months after termination of the employment agreement. In consideration of each executive’s covenant not to compete, Origen will pay the executive a non-compete payment, but only if the employment agreement is terminated by Origen without cause or by the executive for good reason. The amount payable to Mr. Geater is $849,615 and the amount payable to each of Mr. Scherer and Mr. Landschulz is $560,000. No portion of such amount will be payable to an executive after any breach of his covenant not to compete. Fifty percent of each executive’s non-compete payment will be payable in equal monthly installments during the period between six months after his termination date and the end of his non-compete period. The remaining 50% of such amount will be payable at the end of the non-compete period. If the executive dies during the non-compete period, Origen will pay all remaining non-compete payments to his estate. If payable, the non-compete payment will be in addition to any severance payment described above or change of control payment described below to which the executive is entitled.
     Upon a change in control of Origen (as defined in the employment agreement), each executive may be entitled to a change in control payment equal to 2.0 times the sum of (a) his then current base salary, and (b) fifty percent of his then-current target bonus. Each executive’s change in control payment generally will be payable within five days after the first anniversary of the change of control event. Notwithstanding the foregoing, (i) no change of control payment will be payable if the executive is terminated for cause or resigns without good reason before the first anniversary the change of control event, (ii) if during the six-month period following the change of control event his employment is terminated without cause by Origen or he resigns with good reason, Origen must make the change of control payment six months after the executive’s termination date; (iii) if during the one-year period following the change of control event he dies or becomes disabled, Origen must make the change of control payment within 30 days of the date of death or disability, and (iv) if Origen terminates his employment in anticipation of a change in control during a specified period before the closing of the change in control transaction, Origen must make the change of control payment six months after the executive’s termination date. In addition to the change in control payment under their respective employment agreements, if any executive is entitled to a payment from Origen upon a change in control or similar event under the Origen Financial, Inc. Retention Plan or any other plan or agreement, Origen will be obligated to pay only the greater of the change of control payment described in the executive’s employment agreement and such other plan or agreement. If payable, the change of control payment will be in addition to any severance payment or non-compete payment described above to which the executive is entitled.
     If any severance payments or change in control payments to an executive under his employment agreement collectively constitute a “parachute payment” under Section 280G(b)(2) of the Internal Revenue Code, thereby requiring the payment of excise taxes, then Origen will gross up such payments to cover all applicable excise taxes.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1	Employment Agreement dated December 28, 2006 among Origen Financial, Inc., Origen Financial L.L.C. and W. Anderson Geater, Jr.*

10.2	Employment Agreement dated December 28, 2006 among Origen Financial, Inc., Origen Financial L.L.C. and J. Peter Scherer*

10.3	Employment Agreement dated December 28, 2006 among Origen Financial, Inc., Origen Financial L.L.C. and Mark Landschulz*

*	Management contract or compensatory plan or arrangement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2006	Origen Financial, Inc.

	By:	/s/ W. Anderson Geater, Jr.
W. Anderson Geater, Jr.,
Chief Financial Officer

ORIGEN FINANCIAL, INC.
EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated December 28, 2006 among Origen Financial, Inc., Origen Financial L.L.C. and W. Anderson Geater, Jr.*

10.2	Employment Agreement dated December 28, 2006 among Origen Financial, Inc., Origen Financial L.L.C. and J. Peter Scherer*

10.3	Employment Agreement dated December 28, 2006 among Origen Financial, Inc., Origen Financial L.L.C. and Mark Landschulz*

*	Management contract or compensatory plan or arrangement.